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                                                                     EXHIBIT 5.1



To    Chicago Bridge & Iron Company N.V.
      Polarisavenue 31
      2132 JH Hoofddorp
      The Netherlands



ARIE SCHABERG - advocaat
Amsterdam,  October 1, 2001
Our ref.    : 193.823/opinionSEC






Dear Sirs,

                       CHICAGO BRIDGE & IRON COMPANY N.V.



1      INTRODUCTION

       I have acted as Dutch legal adviser (advocaat) to Chicago Bridge & Iron Company N.V., with corporate seat in Amsterdam, (the "COMPANY") in connection with the registration (the "REGISTRATION") by the Company with the United States Securities and Exchange Commission (the "SEC") of 1,307,356 ordinary shares in the share capital of the Company (the "SHARES"), 500,000 of which are owned by Wedge Engineering B.V. (the "WEDGE Shares") and 807,356 of which are owned by DC Capital Partners, L.P. and Tinicum Capital Partners, L.P. and certain affiliated holders thereof (the "DC CAPITAL SHARES").

2      DUTCH LAW

       This opinion is limited to Dutch law as applied by the Dutch courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, Dutch law.


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3      SCOPE OF INQUIRY

       For the purpose of this opinion, I have examined the following documents:

       3.1 An executed copy of a purchase agreement dated as of July 30, 2000 between the Company, CB&I Tyler Company, Wedge Group Incorporated and WGI Tyler, Inc. and a faxed copy of a conformed copy of the amendment thereof dated November 17, 2000 (the "WEDGE PURCHASE AGREEMENT").

       3.2 A print-out of an e-mailed draft of the Asset Purchase Agreement dated as of February 7, 2001 between the Company, CB&I Constructors, Inc. and Pitt-Des Moines, Inc. ("PDM"), received by me on February 6, 2001 (the "DC CAPITAL PURCHASE AGREEMENT").

       3.3 A print out of an e-mailed conformed copy received by me on September 27, 2001 of a registration statement on Form S-3 relating to the registration of the Shares, to be filed with the SEC on October 2, 2001 (excluding the documents incorporated in the registration statement by reference and any annexes to it) (the "REGISTRATION STATEMENT").

       3.4 A print out of an e-mailed conformed copy received by me on September 25, 2001 of an amendment No 1. of a registration statement on Form 8-A filed with the SEC on July 2, 2001 (the "FORM 8-A STATEMENT").

       3.5 Faxed copies of a notarial copy of the Company's deed of incorporation, its articles of association as in effect after the deeds of amendment dated June 30, 1999, August 10, 2000 and December 29, 2000 and its articles of association as most recently amended on June 1, 2001 according to the latter trade register extract referred to in paragraph 3.6, each as filed with the chamber of commerce and industry for Amsterdam (the "CHAMBER OF COMMERCE").

       3.6 Faxed copies of trade register extracts regarding the Company provided by the Chamber of Commerce and dated December 19, 2000, February 2, 2001 and September 18, 2001.

       3.7 Faxed copies of written resolutions of the Company's managing board (directie) dated, by some of the signatories, December 14, 2000 and February 2, 2001.

       3.8 Faxed copies of (i) the minutes of the meeting of the Company's supervisory board (raad van commissarissen) held on September 8, 2000, including a resolution to issue, inter alia, the Wedge Shares subject to the conditions precedent (opschortende voorwaarden) that the Company's articles of association are amended in accordance with article 3 of that resolution and the appointment of Messrs. Winfield, Macaulay, White and Guill to the supervisory board by the Company's general meeting of shareholders in accordance with article 4 of that resolution and
                (ii) the minutes of the meeting of the Company's supervisory board held on February 2, 2001, including a resolution to issue, inter alia, the DC Capital Shares.


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       3.9      Faxed copies of confirmations from Robert H. Wolfe in his stated
                capacity as the secretary of the Company's supervisory board dated November 27, 2000, February 2, 2001 and February 6, 2001, respectively.

       3.10 A faxed copy of the minutes of the company's general meeting of shareholders held on May 12, 1999, including a designation of the company's supervisory board as the corporate body authorised to resolve to issue shares in the Company's share capital.

       3.11 A faxed copy of the minutes of the Company's extraordinary general meeting of shareholders held on December 15, 2000 as well as a correction thereof.

       3.12 A faxed copy of a description as referred to in Section 2:94b subsection 1 Civil Code (Burgerlijk Wetboek, "CC") drawn up by the Company's managing board and dated December 19, 2000 (the "WEDGE DESCRIPTION").

       3.13 A faxed copy of a description as referred to in Section 2:94b subsection 1 CC drawn up by the Company's managing board and dated February 2, 2001 (the "DC CAPITAL DESCRIPTION").

       3.14 A faxed copy of an auditor's report in respect of the Wedge Description as referred to in Section 2:94b subsection 2 in conjunction with Section 2:94a subsection 2 CC from PricewaterhouseCoopers and dated December 19, 2000.

       3.15 A faxed copy of an auditor's report in respect of the DC Capital Description as referred to in Section 2:94b subsection 2 in conjunction with Section 2:94a subsection 2 CC from PricewaterhouseCoopers and dated February 6, 2001.

       3.16 Faxed copies of letters dated December 13, 2000 and February 2, 2001 of the Company to the Dutch Securities Board (Stichting Toezicht Effectenverkeer).

       3.17 A faxed copy of a notarial copy of the deed of incorporation of Chicago Bridge & Iron Company B.V., the sole managing director of the Company (the "MANAGING DIRECTOR"), containing the Managing Director's articles of association, as filed with the Chamber of Commerce.

       3.18 A faxed copy of a trade register extract regarding the Managing Director provided by the Chamber of Commerce and dated December 19, 2000 and January 17, 2000.

                In addition, I have obtained the following confirmations given by telephone on December 28, 2000, February 7, 2001 and September 27, 2001:

       3.19 Confirmation from the Chamber of Commerce that the (relevant) trade register extracts referred to in this paragraph 3 were or are, as the case may be, up to date.

       3.20 Confirmation from the office of the bankruptcy division (faillissementsgriffie) of the Amsterdam district court that the Company and the Managing Director are not registered as having been declared bankrupt or granted suspension of payments.

                My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.


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       3.21     In this opinion:

                "PURCHASE AGREEMENTS" means the Wedge Purchase Agreement and the DC Capital Purchase Agreement.

4      ASSUMPTIONS

       For the purpose of this opinion, I have made the following assumptions:

       4.1 All copy documents conform to the originals and all originals are genuine and complete.

       4.2 Each signature is the genuine signature of the individual concerned.

       4.3 Any minutes and extracts from minutes referred to in paragraph 3 are a true record of the proceedings described in them in duly convened, constituted and quorate meetings and the resolutions set out in those minutes and any written resolutions referred to in paragraph 3 were validly passed and remain in full force and effect without modification. Any confirmation referred to in paragraph 3 is true. Any minutes and written resolutions referred to in paragraph 3 are not contrary to the standards of reasonableness and fairness (redelijkheid en billijkheid) to be observed by a legal entity and those persons who are involved in its organisation. The confirmations referred to in paragraph
                3.19 and 3.20 obtained on September 27, 2001 are correct and true at the date hereof.

       4.4 The DC Capital Purchase Agreement was entered into, and the Registration Statement has been or will have been filed with the SEC, in the form referred to in paragraph 3.

       4.5 The Purchase Agreements are within the capacity and powers of, and have been validly authorised and signed by, each party other than the Company.

       4.6 The Purchase Agreements have been signed on behalf of the Company by Mr. Gerald M. Glenn as managing director of the Managing Director.

       4.7 The Wedge Purchase Agreement is valid, binding and enforceable on each party under the law of the State of New York by which it is expressed to be governed and the DC Capital Purchase Agreement is valid, binding and enforceable on each party under the law of the State of Illinois by which it is expressed to be governed.

       4.8 The Wedge Shares are (part of) the ordinary shares in the Company's share capital, which were issued to WGI Tyler, Inc. pursuant to the Wedge Purchase Agreement (effective) on December 29, 2000 and the DC Capital Shares are (part of) the ordinary shares in the Company's share capital, which were issued to PDM pursuant to the DC Capital Purchase Agreement on February 7, 2001.

       4.9 At the time of the contribution (the "CONTRIBUTIONS") on the Wedge Shares and DC Capital Shares, respectively, the value of the Contribution has been at least equal to the amount to be paid on the Wedge Shares and DC Capital Shares, respectively.

       4.10     The Contributions have been validly transferred to the Company.

       4.11 The Shares have been issued in the form and manner prescribed by the Company's articles of association at the time of issue. The Shares have otherwise been issued and accepted by the subscribers therefor in accordance with all applicable laws (including,


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                for the avoidance of doubt, Dutch law). The Wedge Shares have been placed (geplaatst) in accordance with the resolution dated September 8, 2000 referred to in paragraph 3.8. The DC Capital Shares have been placed (geplaatst) by making an entry in the United States part of the Company's shareholders register.

       4.12 Prior to issue of the Wedge Shares on December 28, 2000, 9,573,685 shares in the Company's share capital were issued and outstanding and after the issue of, inter alia, the Wedge Shares 17,720,350 shares were issued and outstanding on December 29, 2000. Prior to issue of the DC Capital Shares on February 7, 2001, 17,743,292 shares were issued and outstanding and after the issue of, inter alia, the DC Capital Shares 23,053,002 shares were issued and outstanding on February 7, 2001.

       4.13 The Shares have been offered on issue, and any announcement of such offer has been made, in accordance with the 1995 Act on the Supervision of the Securities Trade (Wet toezicht effectenverkeer 1995).

       4.14 At the time of its entry into the Purchase Agreements and its issue of the Shares, the Company did not possess insider knowledge (voorwetenschap) in respect of it or the trade in its securities.

       4.15 Each transaction entered into pursuant to or in connection with the documents referred to in paragraph 3 is at arm's length.

       4.16 There are no dealings between the parties which affect the Purchase Agreements.

5      OPINION

       Based on the documents and confirmations referred to and the assumptions in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

       5.1 The Company has been incorporated and is existing as a limited liability company (naamloze vennootschap) under Dutch law.

       5.2 The Shares have been duly authorised and validly issued in accordance with Dutch law and are fully paid and non-assessable, i.e. the holders of the Shares will not be liable for the Company's obligations, except in the case of abuse of the Company's legal personality and other exceptional circumstances.

       5.3 The statements contained in the Form 8-A Statement under the caption "Dutch Taxation for Non-Resident Shareholders" incorporated by reference into the Registration Statement are true and accurate.

6      QUALIFICATIONS

       This opinion is subject to the following qualifications:

       6.1 This opinion is subject to any limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganisation and other laws of general application relating to or affecting the rights of creditors.


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       6.2      The trade register extracts referred to in paragraph 3 do not provide conclusive evidence that the facts set out in it are correct. However, under the 1996 Trade Register Act (Handelsregisterwet 1996), subject to limited exceptions, the Company or the Managing Director cannot invoke the incorrectness or incompleteness of its trade register registration against third parties who were unaware of it.

       6.3 The confirmations from the office of the bankruptcy division referred to in paragraph 3 do not provide conclusive evidence that the Company or the Managing Director have not been declared bankrupt or granted suspension of payments.

       6.4 Other than paragraph 5.3, I do not express any opinion as to any taxation matters.

7      RELIANCE

       This opinion is solely for your benefit and solely for the purpose of the Registration and is not to be relied upon or used for any other purpose. I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the mentioning of our name under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the U.S. Securities Act.


Yours faithfully,



ARIE SCHABERG
for De Brauw Blackstone Westbroek P.C.



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